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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K

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                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 JULY 30, 1998
                         ---------------------------
                           Date of report (Date of
                           earliest event reported)


                   WILSHIRE REAL ESTATE INVESTMENT TRUST INC.
             (Exact name of registrant as specified in its charter)


     MARYLAND                   0-23911                     52-2081138
------------------      ------------------------     -----------------------
 (State or other         Commission File Number          (I.R.S. Employer
 jurisdiction of                                      Identification Number)
  incorporation)


                  1776 SW MADISON STREET, PORTLAND, OR  97205
         ------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



                                (503) 223-5600
              Registrant's telephone number, including area code



                                Not Applicable
         ------------------------------------------------------------
               (Former name or former address, if changed since
                                 last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 30, 1998, Wilshire Real Estate Investment Trust Inc. (the "Company") purchased a loan from Credit Suisse First Boston Mortgage Capital LLC, an unaffiliated third party for approximately $66.0 million. The loan is secured by a first lien on the membership interests in the limited liability company which owns the MGM Plaza, a 1,079,076 square foot office complex comprised of six (6) class "A" office buildings located in Santa Monica, California. The loan bears interest at a LIBOR based rate and matures in November 2000. The office complex is substantially leased for extended periods to three major corporate tenants and certain companies that provide services to them. The source of the funds used to make the loan was a $56.1 million repurchase facility from Credit Suisse First Boston Mortgage Capital LLC and available cash.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) As of the date of this Form 8-K, the applicable financial statements are not available, but will be filed by the Company on Form 8-K as soon as practicable.

(b) As of the date of this Form 8-K, the pro forma financial information is not available, but will be filed by the Company on Form 8-K as soon as practicable.

(c)  Exhibits.


     10.1 Mezzanine Loan Sale Agreement, between Credit Suisse First Boston Mortgage Capital LLC and Wilshire Real Estate Partnership L.P., dated July 30, 1998.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              WILSHIRE REAL ESTATE
                                                INVESTMENT TRUST INC.



Date:  September 29, 1998                     By: /s/ Chris Tassos
                                              ---------------------------
                                              Chris Tassos
                                              Executive Vice President and
                                              Chief Financial Officer

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